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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF ALLOY, INC.



                                  EXHIBIT 21.1
                       SUBSIDIARIES AS OF JANUARY 31, 2003


1.     DX Company, Inc. (Delaware).

2.     Triple Rewards, Inc. (Delaware).

3.     MPM Holding, Inc. (Delaware).

4.     GFLA, Inc. (California).

5.     Old Glory Boutique Distributing, Inc. (Connecticut).

6.     Canal Park Trust (Massachusetts).

7.     Armed Forces Communications, Inc. (New York).

8.     Alloy Marketing and Promotions, LLC (Delaware).

9.     Alloy Merchandise, LLC (Delaware).

10.    Dan`s Competition, LLC (Delaware).

11.    Skate Direct, LLC (Delaware).

12.    360 Youth, LLC (Delaware).

13.    The Staffing Authority, LLC (Delaware).


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